FOR IMMEDIATE RELEASE

Entegra Financial Corp.	Oldtown Bank
Roger D. Plemens	Charles D. Umberger
President and Chief Executive Officer	President and Chief Executive Officer
(828) 524-7000	(828) 456-3006

ENTEGRA FINANCIAL CORP. ANNOUNCES ACQUISITION OF OLDTOWN BANK

Franklin, NC and Waynesville, NC, November 24, 2015 —Entegra Financial Corp. (NASDAQ: ENFC) (“Entegra”), the parent holding company of Entegra Bank, and Oldtown Bank (“Oldtown”), today jointly announced the signing of a definitive agreement pursuant to which Entegra will purchase Oldtown in an all cash transaction valued at approximately $13.5 million.

Oldtown currently operates one branch in Waynesville, North Carolina and will add approximately $113 million in assets, $65 million in loans, and $92 million in deposits to Entegra Bank. Upon completion of this transaction and the closing of the pending purchase of two branches in Anderson and Chesnee, South Carolina, Entegra will have approximately $1.1 billion in assets, $675 million in loans, and $817 million in deposits.

Entegra Bank is the former Macon Bank, headquartered in Franklin, NC, which began serving Western North Carolina in 1922, making it one of the oldest community banks in the region. To accommodate its growth into additional markets, including the Upstate of South Carolina, and to better communicate its values, Macon Bank changed its name to Entegra Bank effective October 1, 2015. Commenting on the announcement, Roger Plemens, President and Chief Executive Officer of Entegra, said, “We are excited to announce the combination of Entegra and Oldtown. This transaction utilizes a portion of our excess capital as we execute on our strategy of selective expansion into contiguous markets and seeking acquisition opportunities with reasonable earn back periods that are accretive to earnings and return on equity. We see Oldtown as a natural complement to our existing footprint in Western North Carolina and Upstate South Carolina and look forward to welcoming our new customers, employees, and community friends. Oldtown customers can expect to continue to be served by the same friendly, knowledgeable banking professionals they have come to rely on over the years. ”

Charles Umberger, President and Chief Executive Officer of Oldtown, added, “We are delighted to have found a strategic partner in Entegra that shares a similar culture and community approach to banking. Macon Bank has served Western North Carolina well for 93 years, and we are excited to be joining forces with Entegra as we grow together to serve even more communities throughout our region and the Upstate. This combination will provide our customers with an enhanced set of products and much expanded branch network while still receiving a high standard of customer service.”

The transaction, which is expected to close in the first quarter of 2016, has been unanimously approved by the Board of Directors of both companies and is subject to customary closing conditions, including regulatory approvals, and approval from the shareholders of Oldtown.

Entegra expects the transaction to be significantly accretive to earnings per share and return on equity with an estimated earn back period for book value dilution of approximately 2.5 years.

Entegra Financial Corp. and Entegra Bank were advised in the transaction by Sandler O’Neill + Partners, L.P. as financial advisor and Brooks, Pierce, McLendon, Humphrey & Leonard, LLP as legal counsel. Oldtown Bank was advised in the transaction by Ward and Smith, P.A. as legal counsel and received a fairness opinion from Equity Research Services, Inc.

About Entegra Financial Corp.

Entegra Financial Corp. is the parent holding company of Entegra Bank. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”. In December 2014, the Company’s stock was added to the Russell Microcap Index and the ABA NASDAQ Community Bank Index.

Entegra Bank operates a total of 12 branches located throughout the Western North Carolina and Upstate South Carolina counties of Cherokee, Greenville, Henderson, Jackson, Macon, Polk and Transylvania. As previously announced, Entegra Bank has entered into an agreement to acquire two bank branches in Anderson and Chesnee, South Carolina with the closing expected to occur in December 2015. For further information, visit the Company website www.entegrabank.com.

About Oldtown Bank

Oldtown Bank was founded in 2007 and provides personal and business banking services through its banking office in Waynesville, North Carolina. For further information, visit the Bank website www.oldtownbanking.com.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of Entegra or Oldtown and their managements about future events. The accuracy of such forward looking statements regarding Entegra and Oldtown's respective businesses could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of Entegra’s and Oldtown's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. The accuracy of statements regarding the completion or expected results of the proposed transaction could be affected by factors including, but not limited to: Oldtown's ability to obtain the required approval of the transaction by its shareholders; Entegra's ability to obtain all regulatory approvals required in order to complete the transaction, and issues or delays that arise in connection with applications for those required approvals; other unexpected delays in completing the transaction; the unexpected loss of officers and employees of Oldtown who are necessary to the consolidation and integration of Oldtown's operations into those of Entegra Bank, and other unexpected difficulties or expenses in that consolidation process, including difficulties in converting Oldtown's deposit, loan and other customer accounts to Entegra's data processing and statement rendering systems. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in Entegra’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Neither Entegra nor Oldtown undertakes any obligation to revise or update these statements following the date of this press release.

Additional Information About the Transaction and Where to Find It

In connection with the proposed transaction, Oldtown will distribute a proxy statement to its shareholders in connection with a special meeting of shareholders to be called and held for the purposes of voting on approval of the transaction and related matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS REGARDING THE PROPOSED TRANSACTION, OLDTOWN'S SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ITS EXHIBITS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OLDTOWN AND THE PROPOSED TRANSACTION.

Copies of the proxy statement will be mailed to all shareholders prior to the special meeting. Shareholders and investors may obtain additional free copies of the proxy statement when it becomes available by directing a request by telephone or mail to Oldtown Bank, 2045 South Main Street, Waynesville, NC 28786, Attention: Charles D. Umberger (telephone: 828 456-3006).

Oldtown and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Oldtown in connection with the special meeting of shareholders. Information about the directors and executive officers of Oldtown is set forth in the proxy statement for Oldtown's 2015 annual meeting of shareholders. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement for the special meeting of shareholders when it becomes available.